UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 25, 2010
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
On January 26, 2010, 3Com Corporation, a Delaware corporation (“3Com”), held a Special Meeting of Stockholders to vote on (1) a proposal (“Proposal I”) to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 11, 2009, by and among 3Com, Hewlett-Packard Company (“HP”), and Colorado Acquisition Corporation, a wholly owned subsidiary of HP and (2) a proposal (“Proposal II”) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.
There were 396,006,355 shares eligible to vote as of the record date, December 9, 2009. A quorum was present at the special meeting. Proposal I was approved by the stockholders with 77.21% of the outstanding shares voting “FOR” adoption of the Merger Agreement. Proposal II was also approved, with 70.82% voting “FOR” adjournment, if necessary. The voting results of the two proposals are as follows:

Proposal I	For	Against	Abstain
Adoption of Merger Agreement:	305,769,093	5,361,511	243,226

Proposal II	For	Against	Abstain
Adjournment, if necessary:	280,472,999	30,500,059	396,671
Under the Anti-Monopoly Law of the People’s Republic of China, the parties are required to submit a filing to the Ministry of Commerce (“MOFCOM”). The parties made a joint filing on December 4, 2009. MOFCOM formally accepted the filing on December 28, 2009, commencing the 30-day Phase I review process. On January 25, 2010, MOFCOM notified the parties it would not complete its review by January 27, 2010, the end of the Phase I review period, and that a Phase II review would be initiated. The initial Phase II review period is up to 90 days and can be extended by MOFCOM by up to an additional 60 days.
The parties continue to target completion of the merger by the end of April 2010, however the exact timing cannot be predicted. The closing of the merger is subject to the satisfaction or waiver of specified closing conditions, including, without limitation, the expiration or termination of waiting periods, and obtaining of requisite approvals or clearances, under specified antitrust and competition laws (including, without limitation, in China and the European Union, among others).
Safe Harbor
This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our proposed merger with HP. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to our ability to consummate the acquisition by HP, to satisfy the closing conditions to the merger and/or to receive required regulatory approvals; and other risks detailed in our filings with the SEC, including those discussed in our quarterly report filed with the SEC on Form 10-Q for the quarter ended November 27, 2009.
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this Form 8-K or with respect to the announcements described herein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: January 26, 2010	By:	/s/ Neal D. Goldman
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer and Secretary